UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2019

FTD Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive
Downers Grove, Illinois 60515
(Address of Principal Executive Offices) (ZIP Code)
Telephone: (630) 719-7800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FTD	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 10, 2019, FTD Companies, Inc. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the most recent publicly held shares information and the closing bid price of the Company’s common stock for the last 30 consecutive business days beginning on March 28, 2019 and ending on May 9, 2019, the Company did not meet the minimum market value of publicly held shares (“MVPHS”) of $15,000,000 required for continued listing on the Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(b)(3)(C).

The Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Select Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has been provided a period of 180 calendar days, or until November 6, 2019, in which to regain compliance.

In order to regain compliance with the MVPHS requirement, the Company’s MVPHS must close at $15,000,000 or more for a minimum of ten consecutive business days during this 180-day period. In the event that the Company does not regain compliance within this 180-day period, Nasdaq will provide written notice to the Company that its common stock will be subject to delisting. In the event of such a notification, the Company may appeal the Staff’s determination to delist its securities, but there can be no assurance the Staff would grant the Company’s request for continued listing. Alternatively, the Company may also apply to transfer its securities to the Nasdaq Capital Market, provided that the Company meets the Nasdaq Capital Market’s continued listing requirements.

Also, as previously disclosed in the Current Report on Form 8-K filed by the Company on May 3, 2019, the Company received a letter from Nasdaq on May 1, 2019 indicating that, based upon the closing bid price of the Company’s common stock for the 30 consecutive business days beginning on March 19, 2019 and ending on April 30, 2019, the Company no longer met the requirement to maintain a minimum bid price of $1 per share (the “Minimum Bid Price”) as set forth in Nasdaq Listing Rule 5450(a)(1). The Company has been provided 180 calendar days, or until October 28, 2019, to regain compliance with the Minimum Bid Price requirement. To regain compliance with the Minimum Bid Price requirement, the closing bid price of the Company’s common stock must be at least $1 per share for a minimum of ten consecutive business days during the 180-day period from May 1, 2019 to October 28, 2019, at which point Nasdaq would provide written confirmation to the Company of compliance with the Minimum Bid Price requirement and close the matter.

The Company intends to monitor the closing bid price and MVPHS of the Company’s common stock and consider its available options in the event that the closing bid price of the Company’s common stock remains below $1 per share or the Company’s MVPHS remains below $15,000,000. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price requirement, even if it transfers to the Nasdaq Capital Market for the additional 180-day compliance period with respect to the Minimum Bid Price requirement, or the MVPHS requirement or maintain compliance with the other Nasdaq listing requirements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.
Dated:	May 16, 2019	By:	/s/ Steven D. Barnhart
			Name:	Steven D. Barnhart
			Title:	Executive Vice President and Chief Financial Officer